This pricing supplement has been filed to replace the pricing supplement No. 51 filed with the SEC on October 2, 2012.  This pricing supplement amends both the principal amount and net proceeds.  Other than amendments consequent upon these two amendments, no other amendments to the originally filed pricing supplement are reflected in this filing.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
1.400% Fixed Rate Notes due October 2017	$5,929,000.00	$808.72

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2) Paid herewith.

Filed under Rule 424(b)(3), Registration Statement No. 333-172579

Pricing Supplement No. 51-A - Dated Tuesday, October 2, 2012 (To: Prospectus Dated May 10, 2012)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BCD7	$5,929,000.00	100.000%	1.250%	$5,854,887.50	Fixed	1.400%	Monthly	30/360	10/15/2017	11/15/2012	$1.59	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

					Trade Date: Monday, October 1, 2012 @ 12:00 PM ET								Westpac Banking Corporation

					Settle Date: Thursday, October 4, 2012								Prospectus dated May 10, 2012

Minimum Denomination/Increments: $1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Westpac Banking Corporation					Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Citigroup, Deutsche Bank Securities,

Goldman, Sachs & Co., HSBC, J.P. Morgan, Morgan Stanley, UBS Investment Bank, Wells Fargo Advisors

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